24
                     EMPLOYMENT AGREEMENT

      AGREEMENT  between  Providian  Corporation,  a  Delaware

corporation  (the "Corporation"), and Julie A. Montanari  (the

"Executive"), dated as of the 15th day of February, 1995.

      The Board of Directors of the Corporation (the "Board"),

has  determined  that  it  is in the  best  interests  of  the

Corporation   and   its  shareholders  to  assure   that   the

Corporation  will  have  the  continued  dedication   of   the

Executive,   notwithstanding  the   possibility,   threat   or

occurrence  of a Change in Control (as defined below)  of  the

Corporation.  The Board believes it is imperative to  diminish the  inevitable distraction of the Executive by virtue of  the personal  uncertainties  and risks created  by  a  pending  or threatened  Change in Control and to encourage the Executive's full attention and dedication to the Corporation currently and in  the  event of any threatened or pending Change in Control,

and  to  provide the Executive with compensation and  benefits arrangements  upon a Change in Control which ensure  that  the compensation  and benefits expectations of the Executive  will be  satisfied  and which are competitive with those  of  other

corporations.    Therefore,  in  order  to  accomplish   these

objectives, the Board has caused the Corporation to enter into this Agreement.

     IT IS, THEREFORE, AGREED:

     1.   Certain Definitions.  (a) The "Effective Date" shall

be  the  first date during the "Change in Control Period"  (as defined  in  Section 1(b)) on which a Change  in  Control  (as defined  in Section 2) occurs.  Anything in this Agreement  to the  contrary  notwithstanding, if a Change in Control  occurs and  if  the  Executive's employment with the  Corporation  is terminated  or  the Executive ceases to be an officer  of  the

Corporation  prior  to the date on which a Change  in  Control occurs,  and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status  as an  officer  (i) was at the request of a third party  who  has taken  steps  reasonably calculated to effect  the  Change  in

Control or (ii) otherwise arose in connection with the  Change in  Control,  then  for  all purposes of  this  Agreement  the

"Effective Date" shall mean the date immediately prior to  the date  of such termination of employment or cessation of status as an officer.

     (b)  The "Change in Control Period" shall mean the period

commencing  on  the  date  hereof and  ending  on  the  second anniversary  of such date; provided, however, that  commencing on the date one year after the date hereof, and on each annual anniversary  of  such date (the date one year after  the  date

hereof   and  each  annual  anniversary  of  such   date,   is

hereinafter referred to as the "Renewal Date"), the Change  in

Control  Period  shall  be automatically  extended  so  as  to terminate two years from such Renewal Date, unless at least 60 days  prior  to  the Renewal Date the Corporation  shall  give notice  to  the  Executive that the Change in  Control  Period shall not be so extended.

      2.    Change  in  Control.   For  the  purpose  of  this

Agreement, a "Change in Control" shall mean:

      (a)  Any individual, entity or group (within the meaning

of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act

of 1934, as amended (the "Exchange Act")) becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under  the

Exchange  Act)  of  20%  or  more  of  either  (i)  the   then

outstanding  shares  of common stock of the  Corporation  (the

"Outstanding  Corporation Common Stock") or (ii) the  combined voting power of the then outstanding voting securities of  the

Corporation  entitled to vote generally  in  the  election  of directors  (the "Outstanding Corporation Voting  Securities");

provided,  however, that beneficial ownership by  any  of  the

following shall not constitute a Change in Control:   (x)  the

Corporation  or  any  of its subsidiaries,  (y)  the  employee benefit plan (or related trust) sponsored or maintained by the

Corporation  or any of its subsidiaries or (z) any corporation with  respect to which, following such acquisition, more  than

60%  of,  respectively, the then outstanding shares of  common stock of such corporation and the combined voting power of the

then   outstanding  voting  securities  of  such   corporation

entitled  to  vote generally in the election of  directors  is then  beneficially owned, directly or indirectly,  by  all  or substantially all of the individuals and entities who were the

beneficial    owners,   respectively,   of   the   Outstanding

Corporation  Common  Stock and Corporation  Voting  Securities

immediately  prior  to such acquisition in  substantially  the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common  Stock  and

Outstanding Corporation Voting Securities, as the case may be;

or

      (b)   Individuals who, as of the date hereof, constitute

the  Board  (the "Incumbent Board") cease for  any  reason  to constitute  at  least  a  majority  of  the  Board;  provided,

however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election  by the  Corporation's shareholders, was approved by a vote of  at

least  a  majority  of  the  directors  then  comprising   the

Incumbent  Board shall be considered as though such individual were  a member of the Incumbent Board, but excluding, for this purpose,  any  such  individual whose  initial  assumption  of office  occurs  as a result of either an actual or  threatened election  contest (as such terms are used in  Rule  14a-11  of

Regulation 14A promulgated under the Exchange Act); or

      (c)   A  reorganization, merger or  consolidation,  with

respect  to which, in each case, all or substantially  all  of the  individuals and entities who were the beneficial  owners,

respectively, of the Outstanding Corporation Common Stock  and

Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such  reorganization,  merger  or consolidation,  beneficially own,  directly  or indirectly, more than 60% of, respectively,

the  then  outstanding shares of common stock and the combined

voting   power  of  the  then  outstanding  voting  securities

entitled  to  vote generally in the election of directors,  as the  case  may  be,  of  the corporation resulting  from  such reorganization,  merger or consolidation in substantially  the same proportions as their ownership, immediately prior to such reorganization,  merger or consolidation  of  the  Outstanding

Corporation  Common  Stock and Outstanding Corporation  Voting

Securities, as the case may be; or

     (d)  (i)  Approval by the shareholders of the Corporation

of a complete liquidation or dissolution of the Corporation or

(ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation,

with   respect   to  which  following  such  sale   or   other

disposition,  more  than  60%  of,  respectively,   the   then

outstanding shares of common stock of such corporation and the

combined   voting   power  of  the  then  outstanding   voting

securities  of such corporation entitled to vote generally  in the election of directors is then beneficially owned, directly or  indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively,  of the  Outstanding  Corporation  Common  Stock  and  Outstanding

Corporation Voting Securities immediately prior to  such  sale or  other disposition in substantially the same proportion  as their  ownership,  immediately prior to  such  sale  or  other disposition, of the Outstanding Corporation Common  Stock  and

Outstanding Corporation Voting Securities, as the case may be.

     3.   Employment Period.  The Corporation hereby agrees to

continue the Executive in its employ for the period commencing on  the  Effective Date and ending on the earlier to occur  of

(i)  the  fifth  anniversary of such date or (ii)  unless  the

Executive elects to continue employment beyond the Executive's

Normal  Retirement Date, the first day of the month coinciding with  or next following the Executive's Normal Retirement Date

(the "Employment Period").

      4.    Terms of Employment.  (a)     Position of  Duties.

(i)   During  the  Employ-ment  Period,  (A)  the  Executive's

position  (including  status, offices,  titles  and  reporting requirements), authority, duties and responsibilities shall be at  least commensurate in all material respects with the  most significant of those held, exercised and assigned at any  time during  the 90-day period immediately preceding the  Effective

Date   and   (B)  unless  Executive  otherwise   agrees,   the

Executive's services shall be performed at the location  where the Executive was employed immediately preceding the Effective

Date  or at any office or location less than thirty-five  (35)

miles from such location.

      (ii) During the Employment Period, and excluding periods

of vacation and sick leave to which the Executive is entitled,

the  Executive agrees to devote reasonable attention and  time during  normal business hours to the business and  affairs  of the  Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder,  to  use reasonable efforts to perform faithfully and efficiently  such responsibilities.  The Executive may (A) serve  on  corporate,

civic   or  charitable  boards  or  committees,  (B)   deliver

lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so  long  as such  activities  do  not  significantly  interfere  with  the

performance  of  the  Executive's  responsibilities.   It   is

expressly  understood and agreed that to the extent  that  any such activities have been conducted by the Executive prior  to the  Effective Date, such prior conduct of activities, and any subsequent conduct of activities similar in nature  and  scope

shall   not  thereafter  be  deemed  to  interfere  with   the

performance  of  the  Executive's  responsibilities   to   the

Corporation.

       (b)   Compensation.   (i)   Base  Salary.   During  the

Employment Period, the Executive shall receive an annual  base salary  ("Annual Base Salary"), which shall be paid at  a  bi-

weekly rate, at least equal to twenty-six times the highest bi-

weekly  base  salary paid or payable to the Executive  by  the

Corporation,  together  with any of its affiliated  companies,

during the twelve-month period immediately preceding the month in  which  the  Effective Date occurs.  During the  Employment

Period,  the  Annual Base Salary shall be  reviewed  at  least annually and shall be increased at any time and from  time  to time  as  shall be substantially consistent with increases  in base  salary  awarded in the ordinary course  of  business  to other  peer  executives of the Corporation and its affiliates.

Any increase in Annual Base Salary shall not serve to limit or reduce  any  other  obligation to  the  Executive  under  this

Agreement.  Annual Base Salary shall not be reduced after  any such  increase and the term Annual Base Salary as utilized  in this  Agreement  shall  refer to  Annual  Base  Salary  as  so

increased.   As  used in this Agreement, the term  "affiliated

companies" includes any company controlling, controlled by  or under common control with the Corporation.

      (ii)  Annual Bonus.  In addition to Annual Base  Salary,

the  Executive shall be awarded, for each fiscal  year  during the Employment Period, an annual bonus under the Corporation's

Management  Incentive Plan (the "Annual  Bonus")  in  cash  at least  equal  to the average annualized (for any  fiscal  year consisting of less than twelve full months or with respect  to which  the Executive has been employed by the Corporation  for less than twelve full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Corporation and  its  affiliated companies in respect of the three  fiscal years  immediately  preceding the fiscal  year  in  which  the

Effective Date occurs (the "Recent Average Bonus").  Each such

Annual Bonus shall be payable in March of the fiscal year next following  the  fiscal  year for which  the  Annual  Bonus  is awarded,  unless the Executive shall otherwise elect to  defer the receipt of such Annual Bonus.

       (iii)       Long  Term  Bonus.   The  Executive   shall

participate   in  all  long-term  incentive  plans   generally

applicable to senior management of the Corporation and in  any other  long-term plan in which the Executive is designated  by

the  Board  to  participate (the "Long Term Bonus").   In  the

event  of  termination  of Executive's  employment  triggering compensation  under  Section 6(a) of this Agreement  prior  to expiration of any performance cycle (the "Performance  Cycle")

under a longer term incentive plan amounts due Executive under

Section 6(a) of this Agreement shall be determined as follows:

      (A)   during the balance of the Performance Cycle(s)  in

which  the  Executive is participating  at  the  time  of  the termination  of  his employment, the Company or  the  relevant business  unit  and any similar companies used for  comparison purposes  shall be deemed to have achieved the  same  rate  of growth  or change in each of the relevant factors as  achieved in  each  such factor as of the end of the year in which  such termination occurs:

      (B)   using  the assumptions and methods  set  forth  in

clause  (A) above, the amount of long-term incentive that  the

Executive  would  have received at the  end  of  the  relevant

Performance Cycle(s) had his employment continued to  the  end of such Performance Cycle(s) shall be computed; and

      (C)   the amount determined pursuant to clause (B) above

shall  be  multiplied by a fraction, the  numerator  of  which shall  be  the  number  of  days in the  relevant  Performance

Cycle(s)  during  which the Executive  was  employed  and  the denominator of which shall be the total number of days in such

Performance Cycle(s).

      Payment to the Executive or his estate, as the case  may

be,  of  any long-term incentive award shall be made  promptly after the determination of the amount of such award.

     (iv) Incentive, Savings and Retirement Plans.  During the

Employment   Period,  the  Executive  shall  be  entitled   to

participate  in  all incentive, savings and retirement  plans,

practices, policies and programs applicable generally to other

peer   executives  of  the  Corporation  and  its   affiliated

companies,  but  in  no  event shall  such  plans,  practices,

policies  and  programs provide the Executive  with  incentive opportunities  (measured  with respect  to  both  regular  and special  incentive opportunities, to the extent, if any,  that such  distinction  is applicable), savings  opportunities  and

retirement   benefit  opportunities,  in   each   case,   less

favorable, in the aggregate, than the most favorable of  those provided  by the Corporation and its affiliated companies  for the  Executive  under  such  plans,  practices,  policies  and programs  as  in effect at any time during the  90-day  period immediately preceding the Effective Date or if more  favorable to  the Executive, those provided generally at any time  after the Effective Date to other peer executives of the Corporation and its affiliated companies.

      (v)   Welfare  Benefit  Plans.   During  the  Employment

Period,  the Executive and/or the Executive's family,  as  the case  may be, shall be eligible for participation in and shall receive  all benefits under welfare benefit plans,  practices,

policies  and  programs provided by the  Corporation  and  its affiliated companies, (including, without limitation, medical,

prescription, dental, disability, salary continuance, employee

life,   group  life,  accidental  death  and  travel  accident

insurance   plans  and  programs)  to  the  extent  applicable

generally to other peer executives of the Corporation and  its affiliated  companies,  but  in no  event  shall  such  plans,

practices,  policies and programs provide the  Executive  with benefits which are less favorable, in the aggregate, than  the most favorable of such plans, practices, policies and programs in  effect  for  the Executive at any time during  the  90-day period  immediately preceding the Effective Date or,  if  more favorable  to the Executive, those provided generally  at  any time after the Effective Date to other peer executives of  the

Corporation and its affiliated companies.

       (vi)  Expenses.   During  the  Employment  Period,  the

Executive  shall  be entitled to receive prompt  reimbursement for  all  reasonable  expenses incurred by  the  Executive  in accordance with the policies and procedures of the Corporation and  its affiliated companies in effect at any time during the

90-day period immediately preceding the Effective Date or,  if more  favorable  to the Executive, as in effect  at  any  time thereafter  with  respect  to other  peer  executives  of  the

Corporation and its affiliated companies.

     (vii)     Fringe Benefits.  During the Employment Period,

the  Executive  shall  be  entitled  to  fringe  benefits   in

accordance with the most favorable plans, practices,  programs and  policies of the Corporation and its affiliated  companies in  effect  at  any time during the 90-day period  immediately preceding  the  Effective Date or, if more  favorable  to  the

Executive, as in effect at any time thereafter with respect to other  peer  executives of the Corporation and its  affiliated companies.

       (viii)      Office  and  Support  Staff.   During   the

Employment  Period,  the Executive shall  be  entitled  to  an office  or  offices of a size and with furnishings  and  other appointments,  and  to  secretarial and other  assistance,  at least equal to the most favorable of the foregoing provided to the Executive at any time during the 90-day period immediately preceding  the  Effective Date or, if more  favorable  to  the

Executive, as in effect at any time thereafter with respect to other  peer  executives of the Corporation and its  affiliated companies.

       (ix)  Vacation.   During  the  Employment  Period,  the

Executive  shall  be entitled to paid vacation  in  accordance

with   the  most  favorable  plans,  policies,  programs   and

practices  of the Corporation and its affiliated companies  as in  effect  at  any time during the 90-day period  immediately preceding  the  Effective Date or, if more  favorable  to  the

Executive, as in effect generally at any time thereafter  with respect  to other peer executives of the Corporation  and  its affiliated companies.

      5.    Termination.   (a)   Death  or  Disability.   This

Agreement  shall terminate automatically upon the  Executive's

death.   If the Corporation determines in good faith that  the

Disability of the Executive has occurred during the Employment

Period  (pursuant to the definition of "Disability" set  forth below), it may give the Executive written notice in accordance with  Section  12(b)  of this Agreement of  its  intention  to terminate  the  Executive's employment.  In  such  event,  the

Executive's  employment with the Corporation  shall  terminate effective  on the 30th day after receipt of such  notice  (the

"Disability  Effective Date"), provided that, within  30  days after such receipt, the Executive shall fail to return to full-

time  performance of the Executive's duties.  For purposes  of

this   Agreement,  "Disability"  means  the  absence  of   the

Executive  from the Executive's duties within the  Corporation

for   180  consecutive  business  days  as  a  result  of  the

incapacity due to physical or mental illness which, after  the expiration  of  such 180 business days, is  determined  to  be total and permanent by a physician selected by the Corporation or  its  insurers  and  acceptable to  the  Executive  or  the

Executive's   legal   representative   (such   agreement    to

acceptability not to be withheld unreasonably).

       (b)    Cause.    The  Corporation  may  terminate   the

Executive's  employment for "Cause."   For  purposes  of  this

Agreement, "Cause" means (i) a willful and continuing  failure to  perform  substantially the Executive's  obligations  under

Section 4(a) of this Agreement (other than as a result of  the

Executive's  death or Disability); or (ii) conduct  undertaken by  the Executive which is demonstrably willful and deliberate on the Executive's part and which is intended to result in (x)

substantial  personal  enrichment  of  the  Executive  at  the expense of the Corporation and (y) substantial injury  to  the

Corporation; or (iii) commitment by the Executive of a  felony involving the Corporation.

      A termination for Cause within the meaning of clause (i)

or (ii) shall not take effect unless:

      (A)  the Board shall have delivered a written notice  to

the Executive within 30 days of its having knowledge of one of the  circumstances constituting cause within  the  meaning  of clause  (i)  or (ii), stating which one of those circumstances has occurred;

      (B)   within  30 days of such notice, the  Executive  is

permitted to respond and defend himself before the Board;

     (C)  within 15 days of the date on which the Executive is

given the opportunity to respond and defend himself before the

Board, the Executive has not remedied such circumstance; and

      (D)  if the Executive has not remedied such circumstance

as  provided  in subclause (C) above, the Board  notifies  the

Executive in writing that it is terminating his employment for

Cause.

      (c)   Good Reason.   The Executive's employment  may  be

terminated  during the Employment Period by the Executive  for

Good  Reason.   For purposes of this Agreement, "Good  Reason"

means:

      (i)   (A)  the assignment to the Executive of any duties

inconsistent  in  any  respect with the  Executive's  position

(including    status,    offices,   titles    and    reporting

requirements),   authority,  duties  or  responsibilities   as

contemplated  by  Section 4(a) of this Agreement  or  (B)  any other  action by the Corporation which results in a diminution in  such  position,  authority,  duties  or  responsibilities,

excluding  for  this  purpose an isolated,  insubstantial  and inadvertent  action  not  occurring  in  bad  faith  which  is remedied  by the Corporation promptly after receipt of  notice thereof given by the Executive;

     (ii) any failure by the Corporation to comply with any of

the  provisions  of Section 4(b) of this Agreement,  excluding for  this  purpose an isolated, insubstantial and  inadvertent failure  not occurring in bad faith which is remedied  by  the

Corporation promptly after receipt of notice thereof given  by the Executive;

      (iii)      unless  the Executive otherwise  agrees,  the

Corporation's  requiring the Executive  to  be  based  at  any office  or location other than that at which the Executive  is based  at the Effective Date or within thirty-five (35)  miles of such location, except for travel reasonably required in the performance of the Executive's responsibilities;

      (iv) any purported termination by the Corporation of the

Executive's  employment otherwise than as  permitted  by  this

Agreement; or

      (v)   any failure by the Corporation to comply with  and

satisfy  Section  11(c) of this Agreement provided  that  such successor has received at least ten days prior written  notice from  the Corporation or the Executive of the requirements  of

Section 11(c) of this Agreement.

      For  purposes  of  this Section  5(c),  any  good  faith

determination of "Good Reason" made by the Executive shall  be conclusive.

      (d)   Notice  of  Termination.  Any termination  by  the

Corporation  for  Cause or by the Executive  for  Good  Reason

shall  be  communicated by Notice of Termination to the  other party  hereto given in accordance with Section 12(b)  of  this

Agreement.   For  purposes  of this Agreement,  a  "Notice  of

Termination"  means a written notice which (i)  indicates  the specific termination provision in this Agreement relied  upon,

(ii) to the extent applicable, sets forth in reasonable detail the  facts  and circumstances claimed to provide a  basis  for termination of the Executive's employment under the  provision so  indicated and (iii) if the Date of Termination (as defined below)  is  other  than the date of receipt  of  such  notice,

specifies the termination date (which date shall be  not  more than 15 days after the giving of such notice).  The failure by the Executive or the Corporation to set forth in the Notice of

Termination  any fact or circumstance which contributes  to  a showing  of Good Reason or Cause shall not waive any right  of the  Executive  or the Corporation hereunder or  preclude  the

Executive  or  the  Corporation from asserting  such  fact  or circumstance in enforcing the Executive's or the Corporation's rights hereunder.

      (e)   Date of Termination.  "Date of Termination"  means

(i)  if  the  Executive's  employment  is  terminated  by  the

Corporation  for Cause, or by the Executive for  Good  Reason,

the  date of receipt of the Notice of Termination or any later date  specified  therein, as the case  may  be,  (ii)  if  the

Executive's employment is terminated by the Corporation  other than for Cause or Disability, the Date of Termination shall be the  date  on which the Corporation notifies the Executive  of such  termination and (iii) if the Executive's  employment  is terminated  by  reason  of death or Disability,  the  Date  of

Termination shall be the date of death of the Executive or the

Disability Effective Date, as the case may be.

      6.    Obligations  of the Corporation upon  Termination.

(a)   Good  Reason; Other Than for Cause, Death or Disability.

If,  during  the  Employment  Period,  the  Corporation  shall terminate the Executive's employment other than for  Cause  or

Disability  or  the Executive shall terminate  employment  for

Good Reason:

     (i)  the Corporation shall pay to the Executive in a lump

sum  in cash within 30 days after the Date of Termination  the aggregate of the following amounts:

      A.    the sum of (1) the Executive's Annual Base  Salary

through  the Date of Termination to the extent not theretofore paid,  (2)  the  product of (x) the Annual  Bonus  and  (y)  a fraction, the numerator of which is the number of days in  the current  fiscal year through the Date of Termination, and  the

denominator   of  which  is  365  and  (3)  any   compensation

previously  deferred  by  the  Executive  (together  with  any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the  sum of  the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

      B.    the amount equal to the product of (1) two and (2)

the  sum  of (x) the Executive's Annual Base Salary,  (y)  the

Annual Bonus and (z) any Long Term Bonus earned or accrued but not  yet paid under Section 4(b)(iii); provided, however, that such amount shall be paid in lieu of, and the Executive hereby waives  the  right to receive, any other amount  of  severance relating to salary or bonus continuation to be received by the

Executive  upon  termination of employment  of  the  Executive under  any  severance  plan,  policy  or  arrangement  of  the

Corporation; and

      C.   a separate lump-sum supplemental retirement benefit

equal  to  the difference between (1) the actuarial equivalent

(utilizing for this purpose the actuarial assumptions utilized with  respect  to the Corporation's Retirement  Plan  (or  any successor plan thereto) (the "Retirement Plan") during the 90-

day  period immediately preceding the Effective Date)  of  the benefit payable under the Retirement Plan and any supplemental and/or  excess  retirement  plan providing  benefits  for  the

Executive  (the "SERP") which the Executive would  receive  if the Executive's employment continued at the compensation level

provided  for  in  Sections  4(b)(i)  and  4(b)(ii)  of   this

Agreement for the remainder of the Employment Period, assuming for  this  purpose that all accrued benefits are fully  vested and that benefit accrual formulas are no less advantageous  to the  Executive  than those in effect during the 90-day  period

immediately  preceding  the  Effective  Date,  and   (2)   the

actuarial equivalent (utilizing for this purpose the actuarial assumptions  utilized  with respect  to  the  Retirement  Plan during  the 90-day period immediately preceding the  Effective

Date) of the Executive's actual benefit (paid or payable),  if any, under the Retirement Plan and the SERP;

      (ii) for the remainder of the Employment Period, or such

longer  period  as any plan, program, practice or  policy  may provide,  the  Corporation  shall  continue  benefits  to  the

Executive  and/or  the Executive's family at  least  equal  to those  which  would have been provided to them  in  accordance with the plans, programs, practices and policies described  in

Section   4(b)(iv)  of  this  Agreement  if  the   Executive's

employment had not been terminated in accordance with the most favorable  plans,  practices,  programs  or  policies  of  the

Corporation and its affiliated companies applicable  generally to  other peer executives and their families during the 90-day period  immediately preceding the Effective Date or,  if  more favorable to the Executive, as in effect generally at any time thereafter  with  respect  to other  peer  executives  of  the

Corporation  and its affiliated companies and their  families,

provided,  however,  that if the Executive becomes  reemployed with  another employer and is eligible to receive  medical  or other  welfare benefits under another employer provided  plan,

the  medical and other welfare benefits described herein shall be  secondary to those provided under such other  plan  during

such  applicable  period  of  eligibility.   For  purposes  of

determining eligibility of the Executive for retiree  benefits pursuant to such plans, practices, programs and policies,  the

Executive shall be considered to have remained employed  until the  end of the Employment Period and to have retired  on  the last day of such period; and

     (iii)     to the extent not theretofore paid or provided,

the  Corporation shall timely pay or provide to the  Executive any  other amounts or benefits required to be paid or provided or which the Executive is eligible to receive pursuant to this

Agreement  under  any  plan, program, policy  or  practice  or contract  or  agreement of the Corporation and its  affiliated

companies   (such   other  amounts  and  benefits   shall   be

hereinafter   referred  to  as  the  "Other  Benefits"),   but

excluding  solely  purposes of this Section 6(a)(iii)  amounts waived  by  the Executive pursuant to the proviso  of  Section

6(a)(i)(B).

      (b)  Death.  If the Executive's employment is terminated

by  reason  of  the  Executive's death, this  Agreement  shall terminate without further obligations to the Executive's legal representatives under this Agreement other than for payment of the Accrued Obligations and the timely payment or provision of

Other Benefits.  All Accrued Obligations shall be paid to  the

Executive's estate or beneficiary, as applicable,  in  a  lump sum  in  cash  within  30  days of the  Date  of  Termination.

Anything  in  this  Agreement to the contrary notwithstanding,

the  Executive's family shall be entitled to receive  benefits at  least equal to the most favorable benefits provided by the

Corporation  and any of its affiliated companies to  surviving families  of  peer  executives of  the  Corporation  and  such affiliated companies under such plans, programs, practices and policies  relating to family death benefits,  if  any,  as  in effect  at  any  time  during  the 90-day  period  immediately preceding  the  Effective Date or, if more  favorable  to  the

Executive and/or the Executive's family, as in effect  at  any time  on  the date of Executive's death with respect to  other

peer   executives  of  the  Corporation  and  its   affiliated

companies and their families.

      (c)   Disability.   If  the  Executive's  employment  is

terminated by reason of the Executive's Disability during  the

Employment  Period,  this  Agreement shall  terminate  without further  obligations to the Executive, other than for  payment of  Accrued Obligations and the timely payment or provision of

Other Benefits.  All Accrued Obligations shall be paid to  the

Executive in a lump sum in cash within 30 days of the Date  of

Termination.  With respect to the provision of Other Benefits,

the term Other Benefits as utilized in this Section 6(c) shall include,  and  the  Executive  shall  be  entitled  after  the

Disability  Effective  Date to receive, disability  and  other benefits  at  least  equal  to the  most  favorable  of  those generally  provided  by  the Corporation  and  its  affiliated companies  to  disabled executives and/or  their  families  in accordance  with such plans, programs, practices and  policies relating  to  disability, if any, as in effect generally  with respect  to  other peer executives and their families  at  any time  during  the  90-day  period  immediately  preceding  the

Effective  Date or, if more favorable to the Executive  and/or the  Executive's  family, as in effect at any time  thereafter generally  with  respect  to  other  peer  executives  of  the

Corporation and its affiliated companies and their families.

       (d)   Cause;  Other  than  for  Good  Reason.   If  the

Executive's  employment shall be terminated for  Cause  during the  Employment Period, this Agreement shall terminate without further  obligations other than the obligation to pay  to  the

Executive  Annual Base Salary through the Date of  Termination plus the amount of any compensation previously deferred by the

Executive,  in each case to the extent theretofore  not  paid.

If  the  Executive terminates employment during the Employment

Period,   excluding  a  termination  for  Good  Reason,   this

Agreement shall terminate without further obligations  to  the

Executive,  other than for Accrued Obligations and the  timely payment  or  provision of Other Benefits.  In such  case,  all

Accrued Obligations shall be paid to the Executive in  a  lump sum in cash within 30 days of the Date of Termination.

      7.    Non-exclusivity  of Rights.  Except  as  otherwise

provided  in  Sections 6(a)(i)(B), 6(a)(ii) and  6(a)(iii)  of

this  Agreement,  nothing in this Agreement shall  prevent  or limit  the  Executive's continuing or future participation  in any  benefit,  bonus,  incentive  or  other  plan  or  program provided by the Corporation or any of its affiliated companies and  for  which the Executive may qualify, nor shall  anything herein  limit or otherwise affect such rights as the Executive may  have under any stock option or other agreements with  the

Corporation or any of its affiliated companies.  Amounts which are  vested  benefits  or  which the  Executive  is  otherwise

entitled  to  receive  under  any  plan  or  program  of   the

Corporation  or  any  of  its  affiliated  companies   at   or

subsequent  to  the Date of Termination shall  be  payable  in accordance with such plan or program.

      8.    Full Settlement.  The Corporation's obligation  to

make the payments provided for in this Agreement and otherwise to  perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off,

counterclaim,  recoupment, defense or other  right  which  the

Corporation may have against the Executive or others.   In  no

event   shall  the  Executive  be  obligated  to  seek   other

employment by way of mitigation of the amounts payable to  the

Executive under any of the provisions of this Agreement,  and,

except as provided in Section 6(a)(ii) of this Agreement, such amounts  shall  not  be reduced whether or not  the  Executive obtains  other employment.  The Corporation agrees to pay,  to the  full extent permitted by law, all legal fees and expenses which  the Executive may reasonably incur as a result  of  any contest (regardless of the outcome thereof) by the Corporation or  others  of the validity or enforceability of, or liability under,  any  provision of this Agreement or any  guarantee  of performance thereof (including as a result of any  contest  by the Executive about the amount of any payment pursuant to this

Agreement), plus in each case interest, on any delayed payment at  the  applicable  Federal  rate  provided  for  in  Section

7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended

(the "Code").

     9.   Certain Additional Payments by the Company.

       (a)    Anything  in  this  Agreement  to  the  contrary

notwithstanding, in the event it shall be determined that  any payment  or distribution by the Company to or for the  benefit of  the  Executive (whether paid or payable or distributed  or distributable  pursuant  to the terms  of  this  Agreement  or otherwise,  but  determined without regard to  any  additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the  code or  any  interest or penalties are incurred by  the  Executive with  respect  to such excise tax (such excise  tax,  together

with   any   such  interest  and  penalties,  are  hereinafter

collectively  referred  to  as the  "Excise  Tax"),  then  the

Executive  shall be entitled to receive an additional  payment

(a "Gross-Up Payment") in an amount such that after payment by

the  Executive  of  all  taxes  (including  any  interest   or

penalties  imposed  with  respect to such  taxes),  including,

without  limitation, any income taxes (and  any  interest  and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount  of the  Gross-Up Payment equal to the Excise Tax imposed upon the

Payments.

      (b)   Subject  to  the provisions of Section  9(c),  all

determinations  required  to be made  under  this  Section  9,

including whether and when a Gross-Up Payment is required  and the amount of such Gross-Up Payment and the assumptions to  be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm (the "Accounting  Firm")

which  shall provide detailed supporting calculations both  to the  Company and the Executive within 15 business days of  the receipt  of  notice from the Executive that there has  been  a

Payment,  or such earlier time as is requested by the Company.

The  Accounting Firm shall be jointly selected by the  Company and  the  Executive  and  shall  not,  during  the  two  years preceding the date of its selection, have acted in any way  on behalf  of  the  Company.  If the Company  and  the  Executive

cannot agree on the firm to serve as the Accounting Firm, then the  Company and the Executive shall each select a  nationally recognized  accounting firm and those two firms shall  jointly select a nationally recognized accounting firm to serve as the

Accounting Firm.  All fees and expenses of the Accounting Firm shall  be  borne solely by the Company.  Any Gross-Up Payment,

as determined pursuant to this Section 9, shall be paid by the

Company  to  the Executive within five days of the receipt  of the  Accounting Firm's determination.  If the Accounting  Firm determines that no Excise Tax is payable by the Executive,  it shall  furnish  the  Executive with  a  written  opinion  that failure to report the Excise Tax on the Executive's applicable federal  income tax return would not result in the  imposition of  a negligence or similar penalty.  Any determination by the

Accounting  Firm  shall be binding upon the  Company  and  the

Executive.   As a result of the uncertainty in the application

of  Section  4999  of  the Code at the  time  of  the  initial determination by the Accounting Firm hereunder, it is possible that  Gross-Up Payments which will not have been made  by  the

Company  should  have  been made ("Underpayment"),  consistent with  the calculations required to be made hereunder.  In  the event  that  the  Company exhausts its  remedies  pursuant  to

Section 9(c) and the Executive thereafter is required to  make a  payment  of  any  Excise  Tax, the  Accounting  Firm  shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c)  The Executive shall notify the company in writing of

any claim by the Internal Revenue Service that, if successful,

would  require  the  payment  by the  Company  of  a  Gross-Up

Payment.   Such  notification  shall  be  given  as  soon   as

practicable  but  no later than ten business  days  after  the

Executive  is  informed in writing of  such  claim  and  shall apprise  the Company of the nature of such claim and the  date on  which  such claim is requested to be paid.  The  Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that

any  payment of taxes with respect to such claim is due).   If

the  Company  notifies the Executive in writing prior  to  the expiration  of  such period that it desires  to  contest  such claim, the Executive shall:

       (i)    give  the  Company  any  information  reasonably

requested by the Company relating to such claim,

      (ii) take such action in connection with contesting such

claim as the Company shall reasonably request in writing  from time  to time, including, without limitation, accepting  legal representation  with  respect to such  claim  by  an  attorney reasonably selected by the Company,

      (iii)      cooperate with the Company in good  faith  in

order effectively to contest such claim, and

     (iv) permit the Company to participate in any proceedings

relating to such claim;

provided,  however,  that  the  Company  shall  bear  and  pay directly all costs and expenses (including additional interest and  penalties) incurred in connection with such  contest  and shall  indemnify and hold the Executive harmless, on an after-

tax  basis,  for  any  Excise Tax  or  income  tax  (including interest  and  penalties with respect thereto)  imposed  as  a result  of  such  representation  and  payment  of  costs  and

expenses.   Without limitation on the foregoing provisions  of

this  Section 9(c), the Company shall control all  proceedings taken in connection with such contest and, at its sole option,

may  pursue  or  forego  any and all  administrative  appeals,

proceedings,   hearings  and  conferences  with   the   taxing

authority  in  respect  of such claim and  may,  at  its  sole option, either direct the Executive to pay the tax claimed and sue  for  a  refund  or contest the claim in  any  permissible manner, and the Executive agrees to prosecute such contest  to a determination before any administrative tribunal, in a court of  initial jurisdiction and in one or more appellate  courts,

as the Company shall determine; provided, however, that if the

Company directs the Executive to pay such claim and sue for  a refund,  the Company shall advance the amount of such  payment

to   the  Executive,  on  an  interest-free  basis  and  shall

indemnify  and  hold the Executive harmless, on  an  after-tax basis,  from any Excise Tax or income tax (including  interest or  penalties  with respect thereto) imposed with  respect  to such  advance  or  with  respect to any  imputed  income  with respect  to  such advance; and further provided the  Executive shall not be required by the Company to agree to any extension of the statute of limitations relating to the payment of taxes for  the  taxable year of the Executive with respect to  which such  contested  amount  is claimed  to  be  due  unless  such

extension   is  limited  solely  to  such  contested   amount.

Furthermore,  the  Company's control of the contest  shall  be limited  to  issues with respect to which a  Gross-Up  Payment would be payable hereunder and the Executive shall be entitled to  settle  or  contest, as the case may be, any  other  issue raised  by  the Internal Revenue Service or any  other  taxing authority.

      (d)  If, after the receipt by the Executive of an amount

advanced  by  the  Company  pursuant  to  Section  9(c),   the

Executive becomes entitled to receive any refund with  respect to  such  claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly  pay to  the  Company the amount of such refund (together with  any interest  paid  or  credited thereon  after  taxes  applicable thereto).  If, after the receipt by the Executive of an amount

advanced   by  the  Company  pursuant  to  Section   9(c),   a

determination is made that the Executive shall not be entitled to  any refund with respect to such claim and the Company does not  notify the Executive in writing of its intent to  contest such denial of refund prior to the expiration of 30 days after such  determination, then such advance shall be  forgiven  and shall  not  be  required to be repaid and the amount  of  such advance  shall  offset, to the extent thereof, the  amount  of

Gross-Up Payment required to be paid.

      (e)   If,  pursuant to regulations issued under  Section

280G  or 4999 of the Code, the Company and the Executive  were required to make a preliminary determination of the amount  of an  excess  parachute payment (as contemplated by Q/A  of  the proposed regulations under Section 280G of the Code as  issued on May 4, 1989) and thereafter a redetermination of the Excise

Tax  is required under the applicable regulations, the parties

shall    request   the   Accounting   Firm   to   make    such

redetermination.   If as a result of such  redetermination  an

additional  Gross-Up Payment is required, the  amount  thereof shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination.  If the redetermination of the Excise Tax results in  a  reduction  of the  Excise  Tax, the Executive shall take such steps  as  the

Company  may reasonably direct in order to obtain a refund  of the  excess  Excise Tax paid.  If the Company determines  that any  suit or proceeding is necessary or advisable in order  to obtain such refund, the provisions of Section 9(c) relating to the  contesting of a claim shall apply to the claim  for  such

refund,   including,   without  limitation,   the   provisions

concerning legal representation, cooperation by the Executive,

participation   by   the  Company  in  the   proceedings   and

indemnification  by  the Company.  Upon receipt  of  any  such refund,  the Executive shall promptly pay the amount  of  such refund  to  the  Company.  If the amount of the  income  taxes otherwise payable by the Executive in respect of the  year  in which  the  Executive makes such payment  to  the  Company  is reduced  as a result of such payment, the Executive shall,  no later  than the filing of his income tax return in respect  of such  year, pay the amount of such tax benefit to the Company.

In  the  event  there is a subsequent redetermination  of  the

Executive's income taxes resulting in a reduction of such  tax benefit,  the Company shall, promptly after receipt of  notice of  such  reduction, pay to the Executive the amount  of  such

reduction.   If  the  Company objects to  the  calculation  or

recalculation  of  the  tax  benefit,  as  described  in   the

preceding  two sentences, the Accounting Firm shall  make  the final  determination of the appropriate amount.  The Executive shall not be obligated to pay to the Company the amount of any further tax benefits that may be realized by him or her  as  a result of paying to the Company the amount of the initial  tax benefit.

      10.   Confidential Information.  (a) The Executive shall

not,  without  the  prior written consent of the  Corporation,

divulge,  disclose  or make accessible to  any  other  person,

firm,   partnership  or  corporation  or  other   entity   any

Confidential  Information (as defined in Section 10(b)  below)

pertaining to the business of the Corporation except (i) while employed  by  the Corporation in the business of and  for  the benefit of the Corporation or (ii) when required to do so by a court  of  competent jurisdiction, by any governmental  agency

having   supervisory  authority  over  the  business  of   the

Corporation, or by any administrative body or legislative body

(including  a  committee thereof) with purported  or  apparent jurisdiction  to order the Executive to divulge,  disclose  or make accessible such information.

      (b)   For  the  purposes of this Agreement, Confidential

Information  shall  mean all nonpublic information  concerning the  Corporation's  business including its products,  customer

lists,   financial   information  and  marketing   plans   and

strategies.   Confidential Information does  not  include  the

information  that  is, or becomes, available  to  the  public,

unless  such  availability occurs  through  a  breach  by  the

Executive of the provisions of this Section.

      (c)   In  no  event shall an asserted violation  of  the

provisions of this Section 10 constitute a basis for deferring or  withholding any amounts otherwise payable to the Executive under this Agreement.

      11.  Successors.  (a)  This Agreement is personal to the

Executive  and  without  the  prior  written  consent  of  the

Corporation shall not be assignable by the Executive otherwise

than  by  will or the laws of descent and distribution.   This

Agreement shall inure to the benefit of and be enforceable  by the Executive's legal representatives.

      (b)  This Agreement shall inure to the benefit of and be

binding upon the Corporation and its successors.

      (c)   In  the  event  of  a Change  in  Control  of  the

Corporation, (i) any parent company or Successor shall, in the case  of  a  successor, by an agreement in form and  substance satisfactory to the Executive, expressly assume and  agree  to perform  this Agreement and, in the case of a parent  company,

by  an  agreement  in form and substance satisfactory  to  the

Executive,  guarantee and agree to cause  the  performance  of this  Agreement, in each case, in the same manner and  to  the same extent as the Corporation would be required to perform if no Change in Control had taken place.

     12.  Miscellaneous.  (a) This Agreement shall be governed

by   and  construed  in  accordance  with  the  laws  of   the

Commonwealth  of Kentucky, without reference to principles  of conflict of laws.  The captions of this Agreement are not part of  the  provisions hereof and shall have no force or  effect.

This  Agreement may not be amended or modified otherwise  than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b)  All notices and other communications hereunder shall

be in writing and shall be given by hand delivery to the other party  or  by  registered or certified  mail,  return  receipt requested, postage prepaid, addressed as follows:


     If to the Executive:          Julie A. Montanari
                         Providian Bancorp, Inc.
                         88 Kearny Street, Suite 1900
                         San Francisco, California 94108

     If to the Corporation:        Providian Corporation
                         400 West Market Street
                         Post Office Box 32830
                         Louisville, Kentucky 40232
                         Attention: V. P. Human Resources
or  to such other address as either party shall have furnished to  the  other in writing in accordance herewith.  Notice  and communications  shall be effective when actually  received  by the addressee.

      (c)  The invalidity or unenforceability of any provision

of   this   Agreement  shall  not  affect  the   validity   or

enforceability of any other provision of this Agreement.

      (d)   The  Corporation  may withhold  from  any  amounts

payable  under  this Agreement such Federal,  state  or  local taxes  as  shall  be required to be withheld pursuant  to  any applicable law or regulation.

      (e)   The  Executive's  failure to  insist  upon  strict

compliance with any provision of this Agreement shall  not  be deemed  to  be  a  waiver  of  such  provision  or  any  other provisions hereof.

      (f)   All  references to sections of the Code  shall  be

deemed  to  refer to corresponding sections of  any  successor federal income tax statute.

      (g)  This Agreement contains the entire understanding of

the  Corporation and the Executive with respect to the subject

matter   hereof   and   supersedes   all   prior   agreements,

representations and understandings of the parties with respect to  the  subject  matter hereof.  It is  further  specifically agreed  that Executive shall not otherwise be entitled to  any compensation  or benefits under the terms of the Corporation's

Change in Control Policy.

      (h)   The Executive and the Corporation acknowledge that

the  employment  of  the  Executive  by  the  Corporation   is

currently "at will", and, prior to the Effective Date, may  be terminated by either the Executive or the Corporation  at  any

time.   This Agreement shall terminate and there shall  be  no

further rights or liabilities hereunder upon a termination  of

Executive's employment prior to the Effective Date.

      IN  WITNESS WHEREOF, the Executive has hereunto set  his

hand  and,  pursuant to the authorization from  its  Board  of

Directors,  the  Corporation has caused these presents  to  be executed  in  its name on its behalf, all as of the  date  and year first above written.


                              PROVIDIAN CORPORATION

                              /s/ Irving W. Bailey, II
                              Irving W. Bailey, II
                               Chairman  and  Chief  Executive
Officer


                              /s/ Julie A. Montanari
                              Julie A. Montanari